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                                                                       EXHIBIT 6

                                DISTRIBUTION AGREEMENT


         THIS DISTRIBUTION AGREEMENT (the "Agreement") is made this 31st day of March, 1997, by and between THE ONE HUNDRED FUND, INC., doing business as Berger 100 Fund, Inc., a corporation organized and existing under the laws of the State of Maryland (the "Fund"), and BERGER DISTRIBUTORS, INC., a corporation organized and existing under the laws of the State of Colorado (the "Distributor").

                                       RECITALS

         A. The Fund is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").

         B. The Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is registered as a broker-dealer under the laws of each state of the United States and in each other jurisdiction in which the Distributor engages in business to the extent that the laws of such states and such jurisdictions require such registration, and is a member of the National Association of Securities Dealers, Inc. (the "NASD") (such registration and membership are referred to collectively as the "Registrations").

         C. The Fund and the Distributor desire the Distributor to act as the principal underwriter for the public offering of the shares of common stock (the "Shares") of the Fund.

                                      AGREEMENT

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. APPOINTMENT. The Fund appoints the Distributor to act as distributor of the Shares of the Fund.

         2.   FUND TO FURNISH DOCUMENTS.  The Fund shall furnish the
Distributor with copies of any registration statements, prospectuses or statements of additional information pertaining to the Fund filed by the Fund with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), or the 1940 Act, together with any financial statements and exhibits included therein, and all amendments or supplements thereto hereafter filed.

         The Fund shall also furnish the Distributor with such other certificates or documents as the Distributor may from time to time, in its discretion, reasonably deem necessary or appropriate in order to perform its duties under this Agreement properly.



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         3.   SOLICITATION OF ORDERS FOR PURCHASE OF SHARES.

              (a) Subject to the provisions of Sections 4 and 7 hereof, and to such minimum purchase requirements as may from time to time be indicated in the Fund's prospectus or statement of additional information, the Distributor is authorized to solicit, as agent on behalf of the Fund, unconditional orders for purchases of the Fund's Shares authorized for issuance and registered under the 1933 Act, provided that:

                   (1) The Distributor shall act solely as a disclosed agent on behalf of and for the account of the Fund;

                   (2) The Distributor shall confirm or arrange with the transfer agent for the Shares to confirm all purchases of the Shares. Such confirmation shall conform to the requirements of the 1934 Act and the rules thereunder and shall clearly state that the Distributor is acting as agent in the transaction;

                   (3) The Distributor shall have no liability for payment for purchases of Shares it sells as agent, but will use reasonable efforts to assure that the Fund receives payment for Shares purchased through the Distributor in accordance with the requirements of applicable law and regulations; and

                   (4) Each order to purchase Shares of the Fund received by the Distributor shall be subject to acceptance by the Fund and entry of the order on the Fund's records or shareholder accounts and is not binding until so accepted and entered.

                   The purchase price of the Fund's Shares to the public shall be the public offering price described in Section 6 hereof.

              (b) The Distributor shall use reasonable efforts (but only in states and jurisdictions in which the Distributor may lawfully do so) to solicit from investors unconditional orders to purchase Shares of the Fund.

         4. SOLICITATION OF ORDERS TO PURCHASE SHARES BY FUND. The rights granted to the Distributor shall be non-exclusive in that the Fund reserves the right to otherwise solicit purchases from, and sell Shares to, investors, including without limitation the right to issue Shares in connection with the merger or consolidation of any other investment company, trust or personal holding company with the Fund, or the Fund's acquisition, by the purchase or otherwise, of all or substantially all of the assets of an investment company, trust or personal holding company, or substantially all of the outstanding shares or interests of any such entity.

         5. NO COMPENSATION; PAYMENT OF EXPENSES. The Distributor will not be entitled to any compensation with respect to its services under this Agreement. The Distributor shall pay its own expenses incurred in the discharge of its duties hereunder, but shall not be responsible to pay any expenses of the Fund, including without limitation, any charges of the


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Fund's transfer, recordkeeping, dividend disbursing and redemption agents, if any; any expenses of preparation, printing and mailing of confirmations; any expenses of preparation and printing of annual or more frequent revisions of the Fund's prospectus and statement of additional information and of supplying copies thereof to shareholders; any expenses of registering and maintaining the registrations of the Fund under the 1940 Act and the sale of the Fund's Shares under the 1933 Act; and any expenses of registering or qualifying and maintaining registrations or qualifications of the Fund and of the Shares for sale under securities laws of various states or other jurisdictions and of registration or qualification of the Fund under all laws applicable to the Fund or its business activities.

         6. PUBLIC OFFERING PRICE. All solicitations by the Distributor pursuant to this Agreement shall be for orders to purchase Shares of the Fund at the public offering price. The public offering price for each accepted order for the Fund's Shares will be the net asset value per Share next determined by the Fund after it or its authorized agent or designee accepts such order. The net asset value per Share of the Shares shall be determined in the manner provided in the Fund's Articles of Incorporation and Bylaws as now in effect or as may be amended, and as reflected in the then current prospectus and statement of additional information pertaining to the Fund.

         7. SUSPENSION OF SALES. If and whenever the determination of the Fund's net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be accepted by the Fund except such unconditional orders placed with the Fund and accepted by it before the suspension. In addition, the Fund reserves the right to suspend sales of Shares of the Fund if, in the judgment of the Directors, it is in the best interest of the Fund to do so, such suspension to continue for such period as may be determined by the Directors; and in that event, (i) at the direction of the Fund, the Distributor shall suspend its solicitation of orders to purchase Shares of the Fund until otherwise instructed by the Fund and (ii) no orders to purchase Shares of the Fund shall be accepted by the Fund while such suspension remains in effect unless otherwise directed by its Directors.

         8.   SOLICITATION MATERIALS; AUTHORIZED REPRESENTATIONS.

              (a) The Fund shall make available to the Distributor, without cost to the Fund, such number of copies of the Fund's currently effective prospectus and statement of additional information and reports to shareholders and copies of all other information that the Distributor may reasonably request for use in connection with the distribution of Shares.

              (b) The Distributor is not authorized by the Fund to give with respect to the Fund any information or to make any representations in connection with the sale of Shares other than the information and representations contained in the Fund's registration statement, or the Fund's prospectus or statement of additional information, as amended or supplemented from time to time, or contained in shareholder reports or other material pertaining to the Fund that may be prepared by or on behalf of the Fund or approved by the Fund for the Distributor's use.


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         9.   REGISTRATION OF ADDITIONAL SHARES.  The Fund hereby agrees to register either (i) an indefinite number of Shares pursuant to Rule 24f-2 under the 1940 Act, or (ii) a definite number of Shares as the Fund shall deem advisable pursuant to Rule 24e-2 under the 1940 Act, or both. The Fund will, in cooperation with the Distributor, take such action as may be necessary from time to time to register or qualify the Shares of the Fund (so registered or otherwise qualified for sale under the 1933 Act), in any state or jurisdiction mutually agreeable to the Distributor and the Fund, and to maintain such registration or qualification; provided, however, that nothing herein shall be deemed to prevent the Fund from registering or qualifying the Shares without approval of the Distributor in any state or jurisdiction it deems appropriate.

         10. CONFORMITY WITH LAW. The Distributor agrees that in soliciting orders to purchase Shares it shall duly conform in all respects with applicable federal and state laws and with the rules and regulations of the NASD. The Distributor will use its best efforts to maintain its Registrations in good standing during the term of this Agreement and will promptly notify the Fund in the event of (i) the suspension or termination of any of the Registrations, (ii) the occurrence of any event that would disqualify the Distributor from acting as the principal underwriter of the Fund pursuant to Section 9(a) of the 1940 Act or otherwise, or (iii) the institution of any administrative, regulatory or judicial proceeding against the Distributor.

         11. INDEPENDENT CONTRACTOR. The Distributor shall be an independent contractor and none of its officers, directors, employees or representatives shall be acting as an employee or other agent of the Fund in the performance of the Distributor's duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents and employees and agrees to pay or to insure that persons other than the Fund will pay all compensation and taxes due with respect to the activities of its agents and employees.

         12. INDEMNIFICATION. The Distributor agrees to indemnify and hold harmless the Fund and each of its Directors, officers, employees and representatives, and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, against any and all losses, liabilities, damages, claims and expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which the Fund or such Directors, officers, employees, representatives, or controlling person or persons may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the offer or sale of any Shares of any Fund or any other security to any person which (i) may be based upon any wrongful act by the Distributor or any of the Distributor's directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information, shareholder report or other information covering Shares of the Fund filed or made public by the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon written information furnished or confirmed by the Distributor to the Fund. In no case is the Distributor's indemnity in favor of


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the Fund, or any person indemnified, to be deemed to protect the Fund or such indemnified person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or such person's duties or by reason of its or such person's reckless disregard of its or such person's obligations and duties under this Agreement. The Fund or any person indemnified, as the case may be, shall notify the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim is served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent); however, failure to so notify the Distributor of any such claim shall not relieve the Distributor from any liability hereunder unless and to the extent that its ability to defend against such claim is prejudiced by such failure, nor from any liability that the Distributor may have to the Fund or any person against whom such action is brought otherwise than on account of the Distributor's indemnity agreement contained in this section.

         The Distributor shall be entitled to participate, at its own expense, in the defense or, if Distributor so elects, to assume the defense of any action brought to enforce any such claim but, if the Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Distributor and reasonably satisfactory to the persons indemnified who are defendants in the action. In the event that the Distributor elects to assume the defense of any such action and retain such legal counsel, persons indemnified who are defendants in the action shall bear the fees and expenses of any additional legal counsel retained by them. If the Distributor does not elect to assume the defense of any such action, the Distributor shall reimburse persons indemnified who are defendants in such action for the reasonable fees of any legal counsel retained by them in such litigation.

         The Fund agrees to indemnify and hold harmless the Distributor and each of its directors, officers, employees and representatives, and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act, against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expenses and reasonable legal counsel fees incurred in connection therewith) to which the Distributor or such of its directors, officers, employees, representatives or controlling person or persons may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the offer or sale of any Shares of the Fund to any person which (i) may be based upon any wrongful act by the Fund or any of its Directors, officers, employees or representatives other than the Distributor, or
(ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information, shareholder report or other information covering Shares filed or made public by the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon written information furnished or confirmed by the Distributor to the Fund. In no case is the Fund's indemnity in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which the Distributor or such indemnified person would otherwise be subject by reason


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of willful misfeasance, bad faith or gross negligence in the performance of its or such person's duties or by reason of its or such person's reckless disregard of its or such person's obligations and duties under this Agreement. The Distributor or any person indemnified, as the case may be, shall notify the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim is served upon the Distributor or upon such person (or after the Distributor or such person shall have received notice of such service on any designated agent); however, failure to so notify the Fund of any such claim shall not relieve the Fund from any liability hereunder unless and to the extent that its ability to defend against such claim is prejudiced by such failure, nor from any liability which the Fund may have to the Distributor or any person against whom such action is brought otherwise than on account of the Fund's indemnity agreement contained in this section.

         The Fund shall be entitled to participate, at its own expense, in the defense or, if the Fund so elects, to assume the defense of any action brought to enforce such claim but, if the Fund elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Fund and reasonably satisfactory to the persons indemnified who are defendants in the action. In the event that the Fund elects to assume the defense of any such action and retain such legal counsel, the persons indemnified who are defendants in the action shall bear the fees and expenses of any additional legal counsel retained by them. If the Fund does not elect to assume the defense of any such action, the Fund shall reimburse the persons indemnified who are defendants in such action for the reasonable fees and expenses of any legal counsel retained by them in such litigation.

         13. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective with respect to the Fund on the date first above written, and unless terminated as provided herein, shall remain in effect until the last day of April, 1998, and shall continue thereafter from year to year, but only so long as such continuance is specifically approved at least annually (a) by a vote of a majority of the Directors who are not interested persons of the Distributor or of the Fund, voting in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of either the Directors or a majority of the outstanding voting securities of the Fund. This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty (a) on 60 days' written notice, by the Directors or by a vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, or (b) immediately, on written notice by the Directors, in the event of termination or suspension of any of the Registrations. This Agreement will automatically terminate in the event of its assignment.

         In interpreting the provisions of this Section 13, the terms "assignment," "approved at least annually," "interested persons" and "vote of a majority of the outstanding voting securities" shall have same meanings as when used in the 1940 Act (in each case as the 1940 Act is now in effect or hereafter may be amended) and the rules and regulations thereunder, subject to such orders, exemptions and interpretations as may be issued by the SEC under the 1940 Act and as may be then in effect. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, order,


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interpretation or other authority of the SEC, whether of special or general application, such provisions shall be deemed to incorporate the effect of such rule, regulation or order.

         14. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by each party against which enforcement of the change, waiver, discharge or termination is sought. If the Fund should at any time deem it necessary or advisable in the best interests of the Fund that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the SEC or any other governmental authority or to obtain any advantage under state or federal or tax laws and notifies the Distributor of the form of such amendment, and the reasons therefor, and if the Distributor should decline to assent to such amendment, the Fund may immediately thereupon terminate this Agreement as to the Fund.

         15. NOTIFICATION BY THE FUND. The Fund agrees to advise the Distributor immediately:

              (a) of any request by the SEC for amendments to the Fund's registration statement insofar as it relates to the Fund, the prospectus or the statement of additional information pertaining to the Fund or for additional information,

              (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Fund's registration statement insofar as it relates to the Fund, the prospectus or the statement of additional information pertaining to the Fund or the initiation of any proceeding for that purpose,

              (c) of the occurrence of any material event which makes untrue any statement made in the Fund's registration statement insofar as it relates to the Fund, the prospectus or the statement of additional information pertaining to the Fund or which requires the making of a change in order to make the statements therein not misleading, and

              (d) of all actions of the SEC with respect to any amendments to the Fund's registration statement insofar as it relates to the Fund, the prospectus or the statement of additional information pertaining to the Fund which may from time to time be filed with the SEC under the 1933 Act.

         16. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Colorado (without giving effect to the conflicts of laws principles thereof) and the 1940 Act. To the extent that the applicable laws of the State of Colorado conflict with the applicable provisions of the 1940 Act, the latter shall control.

         17. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute


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one and the same instrument.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         18. NOTICE. Any notice required or permitted to be given by a party to this Agreement or to any other party hereunder shall be deemed sufficient if delivered in person or sent by registered or certified mail, postage prepaid, addressed by the party giving notice to each such other party at the address provided below or to the last address furnished by each such other party to the party giving notice.

         If to the Fund:     210 University Boulevard, #900
                             Denver, Colorado  80206
                             Attn:  Secretary

         If to
         the Distributor:    210 University Boulevard, #900
                             Denver, Colorado  80206
                             Attn:  Secretary

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                             BERGER DISTRIBUTORS, INC.



                             By:_______________________________________________


                             THE ONE HUNDRED FUND, INC.



                             By:_______________________________________________


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